EXPENSE Limitation AGREEMENT

TOUCHSTONE STRATEGIC TRUST

EXPENSE LIMITATION AGREEMENT, effective as of April 16, 2012 by and between Touchstone Advisors, Inc. (the “Advisor”) and Touchstone Strategic Trust (the “Trust”), on behalf of certain series of the Trust set forth in Schedule A attached hereto (each a “Fund,” and collectively, the “Funds”).

WHEREAS, the Trust is a Massachusetts business trust organized under a Declaration of Trust (“Declaration of Trust”), and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a series of the Trust; and

WHEREAS, the Trust and the Advisor have entered into an Investment Advisory Agreement dated May 1, 2000, as amended (the “Advisory Agreement”), pursuant to which the Advisor provides investment advisory and other management services to each series of the Trust for compensation based on the value of the average daily net assets of each series; and

WHEREAS, the Trust and the Advisor have entered into this Expense Limitation Agreement (the “Agreement”) in order to limit the Fund Operating Expenses, as defined below, from exceeding the levels specified in Schedule A attached hereto.

NOW THEREFORE, the parties hereto agree that the Agreement provides as follows:

1. Expense Limitation.

1.1 Expense Limit. The Advisor has contractually agreed to waive fees and reimburse expenses to the extent necessary to ensure the Funds’ total annual operating expenses (excluding dividend expenses relating to short sales, interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, the cost of “Acquired Fund Fees and Expenses,” if any, other extraordinary expenses not incurred in the ordinary course of business, amounts, if any, payable pursuant to a shareholder servicing plan and amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) (“Fund Operating Expenses”) do not exceed the contractual limits set forth in Schedule A. The contractual limits on Fund Operating Expenses (“Operating Expense Limit”) set forth in Schedule A below have been adjusted for each class of each Fund to include the effect of Rule 12b-1 fees, shareholder servicing fees and other anticipated class specific expenses, if applicable.

1. 2 Recoupment. The Advisor shall be entitled to recover, subject to approval by the Board of Trustees of the Trust, such amounts reduced or reimbursed for a period of up to three (3) years from the year in which the Advisor reduced its compensation and/or assumed expenses for a Fund. No recoupment will occur unless a Fund’s expenses are below the Operating Expense Limit for the relevant Fund set forth in Schedule A. Amounts reduced or reimbursed for periods prior to the effective date of this Agreement are not eligible for recoupment by the Advisor.

1.3 Method of Computation. To determine the Advisor’s liability with respect to waivers or reimbursements, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If, for any month, a Fund’s annualized Fund Operating Expenses exceed the Operating Expense Limit of such Fund, the Advisor shall waive or reduce its advisory fee for such month by an amount, or remit an amount to the appropriate Fund, sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Operating Expense Limit; provided, however, that any waiver or reduction of the advisory fee is applied equally across the classes, if any, of the Fund.

2. Term and Termination of Agreement.

This Agreement shall terminate (i) with respect to a Fund listed on Schedule A on the dates listed on Schedule A; (ii) upon the termination of the Advisory Agreement with respect to a Fund; or (iii) at an earlier date by a vote of the Board of Trustees of the Trust if they deem the termination to be beneficial to shareholders of a Fund, unless extended, terminated, modified, or revised by the mutual agreement of the parties by amending Schedule A to this Agreement or otherwise as provided for in writing.

3. Miscellaneous.

3.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

3.2 Interpretation. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust’s Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

3.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Advisory Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly, as of the day and year first above written.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Steven M. Graziano
Steven M. Graziano
President

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
Chief Financial Officer

Form of

Schedule A

Dated [September 10, 2012]
To The
Expense Limitation Agreement
Dated April 16, 2012
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

Fund	Contractual Limit on Total Operating Expenses	Termination Date
Touchstone U.S. Long/Short Fund Class A Class C Class Y Institutional	1.30% 2.05% 1.05% 0.90%	April 16, 2014
Touchstone Value Fund Class A Class C Class Y Institutional	[1.00]% 1.20% [1.75]% 1.95% [0.75]% 0.95% [0.65]% 0.85%	[September 10, 2013] April 16, 2014 [September 10, 2013] April 16, 2014 [September 10, 2013] April 16, 2014 [September 10, 2013] April 16, 2014
Touchstone International Small Cap Fund Class A Class C Class Y Institutional	1.55% 2.30% 1.30% 1.05%	April 16, 2014
Touchstone Capital Growth Fund Class A Class C Class Y Institutional	1.25% 2.00% 1.00% 0.90%	April 16, 2014
Touchstone Mid Cap Value Opportunities Fund Class A Class C Class Y Institutional	1.29% 2.04% 1.04% 0.89%	April 16, 2014
Touchstone Small Cap Value Opportunities Fund Class A Class C Class Y Institutional	1.50% 2.25% 1.25% 1.10%	April 16, 2014

Fund	Contractual Limit on Total Operating Expenses	Termination Date
Touchstone Focused Fund Class A Class C Class Y Institutional	1.20% 1.95% 0.95% 0.80%	April 16, 2014
Touchstone Dynamic Equity Fund Class A Class C Class Y Institutional	1.55% 2.30% 1.30% 1.25%	April 16, 2014
Touchstone Emerging Growth Fund Class A Class C Class Y Institutional	1.39% 2.14% 1.14% 0.99%	April 16, 2014
Touchstone International Equity Fund Class A Class C Class Y Institutional	1.39% 2.14% 1.14% 0.99%	April 16, 2014
Touchstone Conservative Allocation Fund Class A Class C Class Y Institutional	[0.33]% [0.41]% [1.08]% [1.16]% [0.08]% [0.16]% [0.08]% [0.16]%	[September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014]
Touchstone Balanced Allocation Fund Class A Class C Class Y Institutional	[0.33]% [0.41]% [1.08]% [1.16]% [0.08]% [0.16]% [0.08]% [0.16]%	[September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014]

Fund	Contractual Limit on Total Operating Expenses	Termination Date
Touchstone Moderate Growth Allocation Fund Class A Class C Class Y Institutional	[0.33]% [0.41]% [1.08]% [1.16]% [0.08]% [0.16]% [0.08]% [0.16]%	[September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014]
Touchstone Growth Allocation Fund Class A Class C Class Y Institutional	[0.33]% [0.41]% [1.08]% [1.16]% [0.08]% [0.16]% [0.08]% [0.16]%	[September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014] [September 10, 2013] [April 16, 2014]

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:

TOUCHSTONE ADVISORS, INC.

By:

By:

Signature Page – Schedule A to Expense Limitation Agreement